EXHIBIT 1.01

CONFLICT MINERALS REPORT OF
METTLER-TOLEDO INTERNATIONAL INC.
FOR THE PERIOD JANUARY 1 TO DECEMBER 31, 2024

Background

We are a leading global supplier of precision instruments and services. We have strong leadership positions in our businesses and believe we hold global number-one market positions in a majority of them. Specifically, we are the largest provider of weighing instruments for use in laboratory, industrial, and food retailing applications. We are also a leading provider of analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development, and process analytics instruments used for in-line measurement in production processes. In addition, we are the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical, and other industries.

We are committed to conducting our business ethically, legally, and in a socially and environmentally responsible manner. As part of this commitment we seek to understand the origin of the materials that go into our products and the social and environmental impacts their sourcing has. Accordingly, we take seriously the requirements of Rule 13p-1 under the Securities Exchange Act. To ensure we meet these requirements we adopted a formal, company-wide conflict minerals policy, which we communicate to and enforce with our suppliers. This policy describes our commitment to compliance with conflict minerals requirements, supplier due diligence, and ongoing supply chain evaluation. It is publicly available as part of our Ethical, Social, and Quality Standards at www.mt.com/policies. We also actively engage our suppliers in an effort to determine the source of certain defined minerals, collectively referenced in this report as “3TG”1, in our products and if armed groups benefited from their production. The relevant product categories2 for our analysis were laboratory balances, pipettes, analytical instruments, automated chemistry solutions, process analytics, industrial weighing instruments, industrial terminals, transportation and logistics, vehicle scale systems, product inspection, and retail weighing solutions.

This report describes our engagement and its results, and was filed as Exhibit 1.01 to our Form SD for the reporting period for January 1 to December 31, 2024.

3TG Disclosure

After our reasonable country of origin inquiry (as described below), we concluded in good faith that for the period January 1 to December 31, 2024, 3TG were necessary to the functionality or production of products we manufactured and contracted to manufacture (“our products”).

Description of Inquiry/Analysis

We describe below the actions we took with respect to the 3TG that are necessary to the production or functionality of the products we manufactured or contracted to manufacture for sale in 2024.

Reasonable country of origin inquiry: We performed a reasonable country of origin inquiry on the materials in our products. We designed the country of origin inquiry to determine whether any of the 3TG necessary to the production or functionality of our products originated in the Conflict Region or are from recycled or scrap sources3. Our inquiry included our suppliers of materials containing 3TG or posing a high risk of containing 3TG. For 2024, we contacted our major electronic component suppliers in scope4, representing more than 90% of our 3TG risk categorized materials. We asked suppliers to define if they are using 3TG in their products, and if so, to identify the origin, mines, and smelters of the 3TG they provide. If the scope of our current inquiry was expanded to 100% of our necessary materials we expect the results would be similar to those detailed in this report.

To carry-out our reasonable country of origin inquiry we asked our suppliers to complete the Conflict Minerals Reporting Template (CMRT)5. We reviewed the results of this supplier survey for reasonableness and red flags:

•Approximately 61% of the suppliers we contacted responded with a completed CMRT.
•With respect to 45% of the responses we did not follow-up with our supplier because, for example, the 3TG provided either, (i) did not originate in the Conflict Region, (ii) we have no reason to believe they may have originated in the Conflict Region, (iii) came from recycled or scrap sources, or (iv) we reasonably believe they came from recycled or scrap sources.

Due diligence: Under the direction of a steering committee comprised of our Chief Financial Officer, General Counsel, and Head of Supply Chain and IT, our Procurement Project & Process Specialist is performing follow-up due diligence on the source and chain of custody of approximately 55% of our country of origin inquiry responses. We subjected a response to due diligence if after the country of origin inquiry we could not determine that its 3TG either, (i) originated outside the Conflict Region, (ii) we have no reason to believe they may have originated in the Conflict Region, (iii) came from recycled or scrap sources, or (iv) we reasonably believe they came from recycled or scrap sources.

Our due diligence conformed to the five steps of the Organisation for Economic Cooperation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” which specifies establishing strong company management systems, identifying and assessing risks in the supply chain, designing and implementing a strategy to respond to identified risks, carrying out independent third-party audits of due diligence practices, and reporting annually on supply chain due diligence. Our due diligence approach is comprehensive, beginning at the commencement of our relationship, continuing throughout the relationship with active engagement, and concluding each cycle with an analysis of the information gathered. We leverage our membership with RMI (the Responsible Minerals Initiative, formerly called CFSI (Conflict-Free Sourcing Initiative)) to complete our due diligence. Members of the Responsible Business Alliance and the Global e-Sustainability Initiative founded RMI in 2008, and it has grown into one of the most utilized and respected resources for companies addressing responsible sourcing issues for 3TG.

Relationship Commencement	Supplier Engagement	Analysis
•Supplier engagement due diligence. We perform due diligence at the commencement of our relationship with each supplier. This due diligence is leveraged with respect to 3TG suppliers.	•Supplier surveys. We request additional country of origin and internal policy information from our suppliers using the most recently updated version of the CMRT published by RMI.
•Industry cooperation. When available, we leverage resources available through industry cooperation. These efforts include checking suppliers, intermediaries, mines, and refineries against industry watch and conflict free lists. We also subscribe to, and participate in, the RMI collaborative database.

•Policy communication and contracting. We have adopted a conflict minerals policy that we communicate to suppliers, and the public, at www.mt.com/policies. We also seek to include a provision requiring due diligence support in all our supplier agreements. Where necessary, we will enforce our policies and agreements against suppliers.

•Work done upstream. As a company positioned downstream in the supply chain we request copies of, and must rely on, the due diligence performed by our suppliers, who are positioned further up the supply chain.
•Red flags. We follow-up on and address red flags discovered during our process.

Identification and Mitigation of Risks

Because we are positioned downstream, our principal risk is having suppliers with non-existent or inadequate due diligence to assure a responsible supply chain of minerals from conflict-affected and high-risk areas. Our due diligence sought to identify risks upstream by assessing the due diligence practices of those parties upstream. Where our due diligence identifies risks or red flags we seek to confirm that no facilities benefiting armed groups are in our supply chain and that 3TG from those facilities do not make their way into our products. In the reporting period we further enhanced the steps we take to mitigate the risk that our 3TG benefit armed groups by: reclassifying our supplier base with responsible sourcing as a key criteria for future participation; continuing and expanding the sustainability curriculum of our supplier trainings; enhancing our risk analysis processes; and conducting supply chain transparency training throughout our procurement organization, including red flag and due diligence training for our procurement managers. In the coming period we anticipate additional improvement steps will include increased communication with our suppliers to improve response rates and due diligence responsiveness, ongoing training, third-party verified supplier assessments, and further enhancements to risk analysis processes and tools to improve our due diligence. To mitigate the risk that the necessary conflict minerals benefit armed groups in the Conflict Region, we have reiterated our conflict minerals expectations to our suppliers. We also have grievance mechanisms in place internally, and publicly, to act as an early-warning risk-awareness system.

Independent Private Sector Audit

As permitted by applicable rules, we are not submitting an independent private sector auditor’s report with respect to this report.

Mine or Location of Origin

Our efforts to determine the mine or location of origin of our 3TG with the greatest possible specificity included the due diligence measures and the reasonable country of origin inquiry described above. In making our determination we relied on information our direct suppliers provided and information available on the RMI database. At times, we were unable to identify the mine or location of origin of our 3TG because our suppliers could not give us sufficient information to make the necessary determinations and contact details were not available to establish communication further down the supply chain.

The following tables list the recognized facilities that may have processed the 3TG in our supply chain. However, due to the over-reporting nature of the industry’s CMRT information collection process, and the nature of our supply chains, we are unable to confirm the presence of any of the below facilities in our supply chain. Some of these facilities' 3TG may not end up in our products and we do not request product specific information from our suppliers. We identified red flags, including sanctions, with respect to certain of the facilities below. We ask all suppliers that identify a red flag facility to remove that facility from their supply chains, and will continue to follow-up with and engage with our suppliers to eliminate the red flag facilities from our supply chain and mitigate any other identified risks.

Metal	Smelter or Refiner Facility Name*	Location of Facility

The following facilities have received a "conflict free" designation from an independent third party audit program as of April 25, 2025

Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Argor-Heraeus S.A.	Switzerland
Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elite Industech Co., Ltd.	Taiwan
Gold	GG Refinery Ltd.	Tanzania
Gold	Gold by Gold Colombia	Colombia
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Impala Platinum - Rustenburg Smelter	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	KP Sanghvi International Pvt Ltd	India
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of

Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany

Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Avon Specialty Metals Ltd.	United Kingdom of Great Britain and Northern Ireland
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QSIL Metals Hermsdorf GmbH	Germany
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Recycling Metals Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	TRATHO Metal Quimica	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

The following facilities have not received a "conflict free" designation from an independent third party audit program as of April 25, 2025

Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	African Gold Refinery	Uganda

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States of America
Gold	ARY Aurum Plus	United Arab Emirates
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	AURA-II	United States of America
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Changzhou Chemical Research Institute Co. Ltd.	China
Gold	China GoldDeal Investment Co., Ltd.	China
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dongwu Gold Group	China
Gold	Elemetal Refining, LLC	United States of America
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Feinhutte Halsbrucke GmbH	Germany
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Geib Refining Corp.	United States of America
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold Coast Refinery	Ghana
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	guang dong jin xian gao xin cai liao gong si	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Hetai Gold Mine	China
Gold	Hop Hing Electroplating factory Zhejiang	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inca One (Chala One Plant)	Peru
Gold	Inca One (Koricancha Plant)	Peru
Gold	Industrial Refining Company	Belgium
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	JALAN & Company	India
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Korea Metal Co., Ltd.	Korea, Republic of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States of America
Gold	MK Electron	Korea, Republic of
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	N.E. Chemcat	Japan
Gold	Nihon Superior Co., Ltd.	Japan
Gold	NOBLE METAL SERVICES	United States of America
Gold	Nyrstar	United States of America
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation

Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Precious Metals Sales Corp.	United States of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	QG Refining, LLC	United States of America
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Republic Metals Corporation	United States of America
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schoene Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Jin Jinyin Refining Ltd.	China
Gold	Shandong Penglai gold smelter	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Suntain Co., Ltd.	Taiwan
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	SuZhou ShenChuang Recycling Ltd.	China
Gold	Tai Perng	Taiwan, Province of China
Gold	Tai zhou chang san Jiao electron Co.,Ltd	China

Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province of China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Toyo Smelter & Refinery, Sumitomo Metal Mining	Japan
Gold	Tsai Brother industries	Taiwan, Province of China
Gold	TSK Pretech	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Value Trading	Belgium
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	China
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Tantalum	5D Production OU	Estonia
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tantalum	CP Metals Inc.	United States of America
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	Gannon & Scott	United States of America
Tantalum	Global Advanced Metals	United States of America
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China
Tantalum	KEMET Blue Powder	United States of America
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia
Tantalum	Materion	United States of America
Tantalum	Meta Materials	North Macedonia, Republic of
Tantalum	Plansee SE Liezen	Austria
Tantalum	PM Kalco Inc	United States of America

Tantalum	Rui Da Hung	Taiwan
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	China
Tantalum	Tranzact, Inc.	United States of America
Tantalum	ULVAC Inc.	Japan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Arco Alloys	United States of America
Tin	Brinkmann Chemie AG	Germany
Tin	Chofu Works	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dingnan Jiawang environmental Tin technology Co.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dragon Silver Holdings Limited	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elemetal Refining, LLC	United States of America
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	China
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hayes Metals Pty Ltd	New Zealand
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	IMPAG AG	Switzerland

Tin	Jau Janq Enterprise Co., Ltd.	Taiwan
Tin	Jean Goldschmidt International (JGI Hydrometal)	Belgium
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	KARAS PLATING LTD	United Kingdom
Tin	Kobe Steel, Ltd.	Japan
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Czech Republic
Tin	LIAN JING	China
Tin	Linqu Xianggui Smelter Co., Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Medeko Cast S.R.O.	Slovakia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Modeltech Sdn Bhd	Malaysia
v	Ney Metals and Alloys	United States of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Panca Mega Persada	Indonesia

Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Tbk	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Rian Resources SDN. BHD.	Malaysia
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	ShangHai YueQiang Metal Products Co., LTD	China
Tin	Shangrao Xuri Smelting Factory	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Shenzhen Yi Cheng Industrial	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Sizer Metals PTE Ltd	Singapore
Tin	Spectro Alloys Corp.	United States of America
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Tai Perng	Taiwan, Province of China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan Huanliang	Taiwan, Province of China
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	TIN PLATING GEJIU	China
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Ultracore Co., Ltd.	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	WELLEY	Taiwan
Tin	Westmetall GmbH & Co. KG	Germany
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	WUXI YUNXI SANYE SOLDER FACTORY	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	XURI	China
Tin	Yifeng Tin	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China
Tin	Zhongshan Jinye Smelting Co.,Ltd	China

Tin	Zhuhai Horyison Solder Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	LLC Vostok	Russian Federation
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Materion	United States of America
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	PT Stanindo Inti Perkasa	Indonesia

Tungsten	PT Timah Tbk Mentok	Indonesia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Solar Applied Materials Technology Corp.	Taiwan
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	Korea, Republic of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Thaisarco	Thailand
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	LLC Vostok	Russian Federation
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Materion	United States of America
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	PT Stanindo Inti Perkasa	Indonesia
Tungsten	PT Timah Tbk Mentok	Indonesia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Solar Applied Materials Technology Corp.	Taiwan
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	Korea, Republic of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Tungsten	Thaisarco	Thailand
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	PT Stanindo Inti Perkasa	Indonesia
Tungsten	PT Timah Tbk Mentok	Indonesia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Solar Applied Materials Technology Corp.	Taiwan
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	Korea, Republic of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Thaisarco	Thailand
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China

RMI identified countries as possible origins for the 3TG these facilities may process include:

RMI maintains a list of countries of origin for the 3TG the assessed facilities may process, which we reference. However, since this data is provided in aggregated form we are unable to identify the countries of origin for the 3TG in our products with specificity.

* Smelter and refiner facility names and locations as reported by RMI as of April 25, 2025.

______________________________________________
1As used in this report, “3TG” refers to, collectively, columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten.
2Product categories include the products described under the same headings in Part I, Item 1 of our 10-K for the fiscal year ended December 31, 2024.

3As used in this report: “Conflict Region” at the time of our analysis means the Democratic Republic of the Congo, and the countries sharing an internationally recognized border with it, namely Angola, Burundi, Central Africa Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. 3TG from “recycled or scrap sources” means 3TG from recycled metals, which are reclaimed end-user or post-consumer products, or scrap processed metals created during product manufacturing. Recycled metal includes excess, obsolete, defective, and scrap metal materials that contain refined or processed metals that are appropriate to recycle in the production of tin, tantalum, tungsten and/or gold. Minerals partially processed, unprocessed, or a bi-product from another ore are not included in the definition of recycled metal.
4The scope of our inquiry was limited to operations on our global enterprise platform, or Blue Ocean. “Blue Ocean,” as described in Part I, Item 1 of our 10-K for the fiscal year ended December 31, 2024, is our program to establish a global operating model with standardized, automated, and integrated processes, and high levels of global data transparency. Operations covered include all our principal manufacturing operations sourcing components with 3TG.
5The Conflict Minerals Reporting Template (CMRT) is offered by the Responsible Minerals Initiative (RMI), an initiative of the Responsible Business Alliance and Global e-Sustainability.